                                SCHEDULE 14A

                               (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement                      / / Confidential, for Use of the Commission
/X/ Definitive Proxy Statement                           Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12

                             THE LACLEDE GROUP, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

         (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /X/ No fee required.
         / / Fee computed on table below per Exchange Act Rules
             14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

----------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

----------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

         (5) Total fee paid:

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         / / Fee paid previously with preliminary materials.
         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

----------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

----------------------------------------------------------------------------

         (3) Filing Party:

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         (4) Date Filed:

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

                         [THE LACLEDE GROUP Logo]




                                Notice of

                             ANNUAL MEETING
                             OF SHAREHOLDERS

                                   and

                             PROXY STATEMENT




                            JANUARY 29, 2004

                         [THE LACLEDE GROUP Logo]

                            720 OLIVE STREET
                        ST. LOUIS, MISSOURI 63101

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME                10:00 a.m. on Thursday, January 29, 2004

PLACE               Marriott Pavilion Hotel
                    One Broadway
                    St. Louis, Missouri

ITEMS OF BUSINESS   1. TO ELECT THREE MEMBERS OF THE BOARD OF DIRECTORS for
                       three-year terms.

                    2. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as
                       our independent auditors for the 2004 fiscal year.

                    3. TO TRANSACT SUCH OTHER BUSINESS as may properly come
                       before the meeting and any adjournment or postponement.

RECORD DATE         You can vote if you are a common shareholder of record on
                    December 1, 2003.

ANNUAL REPORT       Our 2003 annual report was mailed together with this proxy statement.

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THREE WAYS: (1) USE THE TOLL FREE TELEPHONE NUMBER SHOWN ON YOUR PROXY CARD; (2) VISIT THE WEB-SITE SHOWN ON YOUR PROXY CARD TO VOTE VIA THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED, PRE-ADDRESSED, POSTAGE PAID ENVELOPE. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT YOU GIVE THEM YOUR VOTING INSTRUCTIONS.

                                By the order of the Board of Directors,

December 22, 2003               MARY CAOLA KULLMAN
                                    Secretary

                               TABLE OF CONTENTS

ITEM                                                                       PAGE
----                                                                       ----

Information about the Annual Shareholders Meeting.............................1

Annual Meeting Admission......................................................1

Voting Matters................................................................1

Section 16(a) Beneficial Ownership Reporting Compliance.......................2

Corporate Governance..........................................................2

Proposal 1--Election of Directors.............................................3

The Board of Directors and Committees of the Board............................5

Audit Committee Report........................................................6

Fees of Independent Auditor...................................................7

Policy Regarding the Approval of Independent Auditor Provision of
  Audit and Non-Audit Services................................................7

Compensation of Directors.....................................................7

Beneficial Ownership of Laclede Group Common Stock............................9

Summary Compensation Table...................................................10

Option Grants in Fiscal 2003.................................................11

Total Options Exercised in Fiscal 2003 and Year-End Value....................11

Long-Term Incentive Plans--Awards in Last Fiscal Year........................11

Pension Plan.................................................................12

Other Plans..................................................................13

Compensation Committee Report Regarding Executive Compensation...............14

Performance Graph............................................................16

Proposal 2--Ratification of Appointment of Independent Public
  Accountants................................................................17

Other Matters................................................................17

Appendix A--Audit Committee Charter.........................................A-1

                             PROXY STATEMENT

                                   OF

                         THE LACLEDE GROUP, INC.

                            720 OLIVE STREET
                           ST. LOUIS, MO 63101

            INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

    This proxy statement is furnished to solicit proxies by the Board of Directors of The Laclede Group for use at the annual meeting of its shareholders to be held on January 29, 2004 and at any adjournment or postponement thereof. The meeting will be held at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri at 10:00 a.m. The Company expects to mail this and the annual report for 2003 on or about December 22, 2003.

    Effective October 1, 2001, The Laclede Group became the parent company of Laclede Gas Company. Accordingly, to the extent information in this proxy statement relates to the fiscal years ended September 30, 2001 and earlier, that information is reported for Laclede Gas Company and not The Laclede Group.

ANNUAL MEETING ADMISSION

    If you are a shareholder of record, you may attend the annual meeting by checking in with The Laclede Group representatives at the desk outside the meeting room. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must show personal identification and proof of ownership of The Laclede Group common stock, such as a bank or brokerage account statement, at the desk.

VOTING MATTERS

WHO CAN VOTE

    Holders of record of The Laclede Group common stock at the close of business on December 1, 2003 are entitled to receive this proxy statement and to vote at the meeting. As of November 1, 2003 there were 19,114,923 shares of The Laclede Group common stock outstanding. You are entitled to one vote for each share owned of record on that date.

HOW YOU CAN VOTE

    Your vote is very important. There are three convenient voting methods:

    Voting by Telephone. You can vote your shares by telephone by calling the toll free telephone number on your proxy card. Telephone voting is available 24 hours a day. If you vote by telephone, you should not return your proxy card. Telephone voting facilities for shareholders of record will close at 11:59 p.m. on January 28, 2004.

    Voting by Internet. You can also vote via the Internet. The web site for Internet voting is on your proxy card, and voting is available 24 hours a day. If you vote via the Internet, you should not return your proxy card. Internet voting facilities for shareholders of record will close at 11:59 p.m. on January 28, 2004.

    Voting by Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it in the pre-addressed, postage paid envelope provided.

    If you participate in The Laclede Group dividend reinvestment and stock purchase plan or in the Company Stock Fund of the Laclede Gas Wage Deferral Savings Plan, Salary Deferral Savings Plan, or MoNat. Wage Deferral Savings Plan, your proxy card will include the shares registered in your own name as well as those shares held for you in such plan. If you do not give voting instructions for shares owned by you through the plan, none of your shares in the plan will be voted. If you participate in the Company Stock Fund of the Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. and you do not specify your voting instructions, the trustee of the plan trust will vote your shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the administrators and trustee of the plans, your voting instructions must be received by January 26, 2004.

    If you hold your shares through a broker, bank or other holder of record, please follow their directions for providing voting instructions.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

    You can revoke your proxy at any time before it is voted at the meeting by:

    * sending timely written notice of revocation to the corporate secretary;

    * submitting another timely proxy by telephone, Internet or paper ballot; or

    * attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

OTHER VOTING MATTERS

    All shares that have been properly voted and not revoked will be voted at the annual meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted by those named in the proxy card as recommended by the Board of Directors.

    If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date this proxy statement was printed, we do not know of any other matter to be raised at the annual meeting.

HOW VOTES ARE COUNTED

    Each share of common stock represents one vote. As provided in The Laclede Group bylaws, a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting.

    * The three director nominees receiving the greatest number of votes will be elected;

    * The affirmative vote of holders of a majority of shares participating in the voting is required for ratification of the appointment of independent public accountants. Abstentions and "broker non-votes" will not be counted as participating in the voting, and will therefore have no effect.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in The Laclede Group shares with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and information, in fiscal year 2003 our directors and executive officers met all applicable Securities and Exchange Commission reporting requirements.

                          CORPORATE GOVERNANCE

    We continue to monitor developments in the corporate governance area and review our processes, procedures and policies in light of any developments. During the past year, the focus has been upon the Sarbanes-Oxley Act of 2002, Securities and Exchange Commission rules and New York Stock Exchange listing standards.

    The Board consists of nine directors, seven of whom the Board determined to be independent. In determining the independence of directors, the Board used its Corporate Governance Guidelines that reflect the New York Stock Exchange standards of independence for board members, except the Board chose to

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
retain the five-year "cooling-off periods" for all relationships, which is longer than the New York Stock Exchange three-year cooling-off period. The Corporate Governance Committee chair leads the executive sessions of the Board, which are held at least quarterly. Subject to the dollar limits in the New York Stock Exchange independence standards, the Board does not consider material Laclede Gas Company's provision of natural gas service to any director or immediate family member of the director or director-related company pursuant to Laclede Gas Company's tariffed rates.

    The Board has Corporate Governance Guidelines and each of the Corporate Governance, Compensation and Audit Committees has a charter. Recently, the Board approved amendments to its Corporate Governance Guidelines, Compensation Committee Charter and Audit Committee Charter to meet the corporate governance standards of the New York Stock Exchange. All of these documents, as well as the charters of the Corporate Governance Committee, Code of Business Conduct, Financial Code of Ethics and other related documents are available in the investor services section of our website, www.thelacledegroup.com under "corporate governance." As required, the Audit Committee Charter is also attached to this proxy as Appendix A. All of the members of the Corporate Governance Committee, Compensation Committee and Audit Committee are independent and the chair of the Audit Committee meets the audit committee financial expert requirements.

    Shareholders who desire to communicate with the outside directors should send correspondence addressed to Corporate Governance Committee Chair, c/o The Laclede Group, Inc., 720 Olive Street, Room 1517,
St. Louis, MO 63101. All appropriate shareholder correspondence is forwarded directly to the Corporate Governance Committee Chair. The Company does not, however, forward sales or marketing materials or correspondence not clearly identified as shareholder correspondence.

                               PROPOSAL 1
                          ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, consisting of three directors each. Three directors will be elected at the annual meeting to serve for a three-year term expiring at our annual meeting in the year 2007. Dr. Givens, Mrs. Van Lokeren and Mr. Yaeger, the directors whose terms will expire on January 29, 2004, will stand for reelection. The persons named in the enclosed proxy card intend to vote proxies FOR the election of the three nominees listed below for terms expiring in 2007. If any nominee becomes unavailable for any reason before the meeting, which is not anticipated, the proxies received for that nominee will be voted for a person to be selected by our Board of Directors.

INFORMATION ABOUT THE NOMINEES AND DIRECTORS

NOMINEES FOR NEW TERM EXPIRING IN 2007:

DR. HENRY GIVENS, JR., 70, has been president of Harris-Stowe State College for the last 24 years. He is advisory director of the regional U.S. Bank National Association.

                                       The Laclede Group director since: 2000
                                       Laclede Gas director:      1992 - 2001

MARY ANN VAN LOKEREN, 56, has been Chairman and Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch wholesaler, since December 1986. She is a director of Commerce Bancshares, Inc., Masco Corporation and D&K Healthcare Resources, Inc.

                                       The Laclede Group director since: 2000
                                       Laclede Gas director:      1992 - 2001

DOUGLAS H. YAEGER, 54, has been Chairman of the Board, President and Chief Executive Officer of The Laclede Group since October 26, 2000. He has been Laclede Gas' Chairman of the Board since January 28, 1999, Chief Executive Officer since January 1, 1999 and President since December 1, 1997. He is a director of First Banks, Inc.

                                       The Laclede Group director since: 2000
                                       Laclede Gas director since:       1998

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                ELECTION OF THESE NOMINEES AS DIRECTORS.

DIRECTORS WITH TERM EXPIRING IN 2005:

ROBERT C. JAUDES, 69, retired as Laclede Gas' Chief Executive Officer on January 1, 1999 and as Chairman of the Board on January 28, 1999. He served as Laclede Gas' Chairman of the Board and Chief Executive Officer from January 1994 until his retirement. Mr. Jaudes was an employee of Laclede Gas from 1955 to December 31, 1998.

                                       The Laclede Group director since: 2000
                                       Laclede Gas director:      1983 - 2001

W. STEPHEN MARITZ, 45, has been Chairman of the Board of Maritz Inc. since February 2001 and Chief Executive Officer since November 1998. Maritz Inc. provides performance improvement, marketing research and travel services on a global basis. Previously, he served as Vice Chairman from July 1994 to February 2001 and President from April 1997 to February 2001.

                                       The Laclede Group director since: 2000
                                       Laclede Gas director:      1999 - 2001

ROBERT P. STUPP, 73, is and since December 31, 1990 has been the President and Chief Executive Officer of Stupp Bros., Inc. Stupp Bros. has (1) two operating divisions: Stupp Bridge Company of Bowling Green, Kentucky, fabricator of steel highway and railroad bridges; and Stupp Corporation of Baton Rouge, Louisiana, producer of custom-made electrical resistance welded pipe for oil and gas transmission; and (2) three subsidiaries: Hammerts Iron Works, Inc. of St. Louis, Missouri, fabricator of structural steel; Bayou Coating L.L.C. of Baton Rouge, Louisiana, provider of applicators for steel line pipe; and Midwest Bank Centre of St. Louis, Missouri, a Missouri bank and member of the FDIC and Federal Reserve systems. Mr. Stupp currently serves, and has served since 1960, as a senior executive officer of one or more of those entities. He is a director of Stupp Bros., Inc.

                                       The Laclede Group director since: 2000
                                       Laclede Gas director:      1990 - 2001

DIRECTORS WITH TERM EXPIRING IN 2006:

ARNOLD W. DONALD, 48, is Chairman of the Board of Merisant Company, a global corporation that manufactures and markets a variety of tabletop sweetener products with sales in over 100 countries. He has been Chairman of the Board since Merisant's formation in March 2000 and served as its CEO from March 2000 to June 2003. From January 1998 to March 2000 he was Senior Vice President of Monsanto Company in St. Louis, Missouri and was responsible for Monsanto's growth, globalization and technology initiatives. He is a director of Crown Cork & Seal Company, Inc., Oil-Dri Corporation of America, Belden, Inc., Carnival Corporation and The Scotts Company.
                                       The Laclede Group director since: 2003

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C. RAY HOLMAN, 61, is retired Chairman of the Board of Mallinckrodt Inc., provider of medical products. He was Chairman from October 1994 to December 2002, CEO to October 2000 and President from December 1992 to December 1995 of Mallinckrodt, Inc. He is a director of RehabCare Group.

                                       The Laclede Group director since: 2000
                                       Laclede Gas director:      1994 - 2001

WILLIAM E. NASSER, 64, was CEO of SouthWest NanoTechnologies, Inc., a privately held specialty chemical firm manufacturing single wall carbon nanotubes for a broad array of specialty products until November 2003. He served as Chairman of Enchira Biotechnology Corp. from April 1998 to January 2003. He was President and Chief Executive Officer of Enchira from April 1998 to June 1999. He retired as Chairman of the Board, Chief Executive Officer and President of Petrolite Corporation in November 1995. He had served in that capacity since February 1992.

                                       The Laclede Group director since: 2000
                                       Laclede Gas director:      1994 - 2001

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The standing committees of the Board of Directors as of September 30, 2003, included the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The Company uses its Corporate Governance Committee, along with its other responsibilities, to identify and recommend to the Board director nominees with qualifications set forth in the Corporate Governance Guidelines after considering the independence, knowledge, experience and capabilities represented on the Board. The Company normally does not pay any third party a fee to assist in this process.

    During the 2003 fiscal year, there were six meetings of our Board of Directors. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable Committee meetings. It is the Company's policy to strongly encourage our Board members to attend the annual meeting of shareholders. At the last annual meeting, all then current directors were in attendance.

    The Audit Committee assists the Board of Directors in fulfilling the Board's oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process, and systems of internal controls. The Audit Committee also assists the Board in monitoring the independence and performance of the independent auditors, the internal audit department and the operation of ethics programs. The Audit Committee is composed of independent directors, as defined by New York Stock Exchange listing standards, and operates under a written charter adopted by the Board of Directors. The members of the Committee at fiscal year end were Dr. Henry Givens, Jr., C. Ray Holman (chairman and audit committee financial expert), W. Stephen Maritz and Mary Ann Van Lokeren. The Committee met seven times in fiscal year 2003. The charter for the Audit Committee is attached to this proxy statement as Appendix A.

    The Compensation Committee assists the Board in the discharge of its responsibility relative to the compensation of the Company's Chief Executive Officer and other senior executives, reviews and makes recommendations to the Board relative to the Company's incentive compensation and equity-based plans, and makes recommendations to the Board regarding director compensation. The Committee members at fiscal year end were Arnold W. Donald, C. Ray Holman, William E. Nasser and Robert P. Stupp (chairman). The Committee met two times in fiscal year 2003. Each current Committee member is independent.

    The Corporate Governance Committee considers and makes recommendations to the Board relative to corporate governance and the Board's corporate governance principles, as well as assists the Board in identifying individuals qualified to become Board members, and recommends to the Board director nominees. The Committee will consider nominees to the Board recommended by shareholders. To be considered by the Committee, shareholders should make their submission to the Committee by the September 30 preceding the annual meeting. The submission should include the proposed candidate's name, age, business address, residence address, principal occupation or employment for the previous five years, and

                                    5


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

class or series and number of shares of the Company's capital stock owned beneficially or of record. In considering a potential nominee for the Board, shareholder(s) should note that under the Board's Corporate Governance Guidelines a majority of the Board should be independent, as defined in the Guidelines. Further, the candidates should evidence personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; broad training and experience at the policy-making level in business, government, education or community organizations; expertise that is useful to the Company and complementary to the background and experience of other Board members; willingness to devote required amount of time to carrying out the duties and responsibilities of Board membership; commitment to serve on Board over a period of several years to develop knowledge about the Company, its strategy and its principal operations; willingness to represent the best interests of all constituencies and objectively appraise management performance and involvement in activities or interests that do not create a conflict with the director's responsibilities to the Company. The submissions should be addressed to Corporate Governance Committee Chair, c/o The Laclede Group, 720 Olive Street, St. Louis, MO 63101.The Committee members at fiscal year end were C. Ray Holman, W. Stephen Maritz, William E. Nasser (chairman) and Robert P. Stupp. Since its formation as the Corporate Governance Committee, the Committee met once in fiscal year 2003. Each current Committee member is independent as defined in our guidelines and as defined by the New York Stock Exchange's listing standards.

AUDIT COMMITTEE REPORT

    The primary function of the Audit Committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing an independent audit of the financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Company management and the independent auditors.

    In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with management and the independent auditors, Deloitte & Touche LLP. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

    Deloitte & Touche LLP has provided the committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm's independence.

    Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K for the year ended September 30, 2003.

                                          Audit Committee
                                          C. Ray Holman, Chairman
                                          Henry Givens, Jr.
                                          W. Stephen Maritz
                                          Mary Ann Van Lokeren

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FEES OF INDEPENDENT AUDITOR

    The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2003 and 2002 and fees billed for other services during those periods by the Company's principal accounting firm, Deloitte & Touche LLP. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

                                                         2003           2002
                                                       --------       --------
Audit fees(1)....................................      $232,000       $210,000
Audit related fees(2)............................        59,000        112,600
Tax fees(3)......................................        31,500          6,700
All other fees(4)................................        84,300         40,900
                                                       --------       --------
Total............................................      $406,800       $370,200
                                                       ========       ========

-------
(1) Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2) Audit related fees consisted primarily of audits of employee benefit plans and, in 2002, matters related to the acquisition of SM&P Utility Resources, Inc.

(3) Tax fees consisted primarily of assistance with matters related to the formation of the holding company, the acquisition of SM&P as well as tax compliance and reporting.

(4) All other fees in 2002 consisted primarily of auditor comfort letters and, in 2003, consisted of initial Sarbanes-Oxley Section 404 review.

Since April 2003, when the Audit Committee adopted the pre-approval policy described below, the Audit Committee pre-approved under that policy all fees, which on a fiscal year basis represent all of the "Audit related fees," 27% of the "Tax fees" and 95% of its "All other fees" in fiscal year 2003.

POLICY REGARDING THE APPROVAL OF INDEPENDENT AUDITOR PROVISION OF AUDIT AND NON-AUDIT SERVICES

    Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee recognizes the importance of maintaining the independence, in fact and appearance, of our independent auditors. To this end, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee or its designated member must pre-approve services prior to commencement of the specified service. The decision of the designated member will be reported to the Audit Committee at its next meeting. The requests for pre-approval are submitted to the Audit Committee or its designated member by both the independent auditor and the Company's Chief Financial Officer with a joint statement as to whether in their view the request is consistent with the Securities and Exchange Commission's rules on auditor independence. At each Committee meeting, the Audit Committee reviews a report summarizing the services, including fees, provided by the independent auditor; a listing of pre-approved services provided since its last meeting; and a current projection presented similar to that included in this proxy statement, of the estimated annual fees to be paid to the independent auditors.

COMPENSATION OF DIRECTORS

RETAINER AND FEES

    Directors who are not employees of The Laclede Group receive a monthly retainer fee of $1,500. Also, during fiscal year 2003, all directors received a fee of $2,000 for each Board meeting attended personally, and $1,000 for each Board meeting attended via telephone conference call. Prior to February 1, 2003, directors received fees of $500 for each committee meeting attended personally, and $250 for each committee meeting attended via telephone conference call; thereafter, the fee for each committee meeting was $1,000 and $500 if attended via teleconference. Each chairman of a committee of the Board received an

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additional $2,500 annual fee, except the audit committee chair who received a $4,500 retainer. Under the deferred income plan described on page 13, the directors may defer up to 100% of their fees and retainers.

NON-EMPLOYEE DIRECTOR PLANS

    Messrs. Holman, Nasser, Givens, Stupp and Mrs. Van Lokeren participate in a retirement plan for non-employee directors. This plan was amended in November 2002 so that no participants are allowed in the plan who were not already vested prior to November 1, 2002. Thus, Messrs. Donald and Maritz do not participate in the plan. Pursuant to the plan, the participant, or his or her designated beneficiary, would, following the discontinuance of the participant's service as a director (or following the participant's attaining 65 years of age, if the participant is not at least 65 years old at the time of such discontinuance of service), receive an annual retirement payment amount equal to a percentage (the "applicable percentage") of the annual Board retainer fee at the time of such participant's discontinuance of service. The applicable percentage is 10% for each of the first ten years of service of such participant as a director. The annual payments to the retired participant continue until that participant's death, but if that participant dies before receiving at least ten annual payments, then that participant's designated beneficiary, during that beneficiary's lifetime, receives the remainder of the first ten annual payments that the deceased participant would have received.

    Since 1990, the Company has had a restricted stock plan for non-employee directors. In January 2003 shareholders approved the plan with amendments. Under this plan, each new non-employee director, including one who is elected to the Board at a time other than an annual meeting of shareholders, receives an initial grant of 800 shares of restricted stock. Annually thereafter, each non-employee director who is not a participant in the retirement plan for non-employee directors will receive on the annual meeting date an additional grant of 350 shares for service rendered during the year preceding the annual meeting, while each non-employee director who is a participant in the retirement plan for non-employee directors will receive an annual grant of 200 shares on the annual meeting date for the prior year's service. A total of 50,000 shares of common stock are available for grants under the plan until its expiration on November 1, 2012. Shares for grants under the plan are purchased on the open market by the trustee and held in trust by the trustee for the account of the non-employee director participants until they are vested. Any shares that are forfeited shall be available for future grants. Participants receive cash dividends declared and paid on the Company's common stock and may vote the shares awarded even while the shares are restricted. Restricted shares may not be sold, pledged or otherwise transferred, except in accordance with the terms of the plan. Shares vest depending on the participant's age entering the plan and years of service as a director. In January 2003, Messrs. Holman, Nasser and Mrs. Van Lokeren each received a grant of 200 non-vested shares; Dr. Givens received a grant of 100 vested shares and 100 restricted shares; and Mr. Stupp received a grant of 200 vested shares. Mr. Maritz received a grant of 350 non-vested shares and Mr. Donald received a grant of 800 non-vested shares.

BENEFICIAL OWNERSHIP OF LACLEDE GROUP COMMON STOCK

    The table below shows as of October 1, 2003 the number of shares of our common stock beneficially owned by (i) Stupp Bros., Inc., 3800 Weber Road, St. Louis, MO 63125, the only person or entity who, as of October 1, 2003, is known to beneficially own 5% or more of common stock, (ii) each director and director nominee, (iii) each named executive officer listed in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group.

                                           AMOUNT AND NATURE OF OWNERSHIP

                                                      SOLE VOTING       SHARED VOTING
                                                        AND/OR             AND/OR
                                                      INVESTMENT         INVESTMENT                         PERCENT
       BENEFICIAL OWNER                                  POWER              POWER             TOTAL         OF CLASS
       ----------------                               -----------       -------------       ---------       --------
      B. C. Cooper..............................             200                -0-               200            *
      A. W. Donald..............................             800(1)             -0-               800            *
      H. Givens, Jr.............................           3,000                -0-             3,000            *
      C. R. Holman..............................           3,600(1)             -0-             3,600            *
      R. C. Jaudes..............................          15,976             11,339(2)         27,315            *
      W. S. Maritz..............................           1,750(1)             -0-             1,750            *
      W. E. Nasser..............................           3,600(1)             -0-             3,600            *
      K. J. Neises..............................             556                -0-               556            *
      M. C. Pendergast..........................           1,451                -0-             1,451            *
      R. E. Shively.............................             -0-                -0-               -0-            *
      R. P. Stupp...............................           6,032          1,155,000(3)      1,161,032         6.07%
      M. A. Van Lokeren.........................           4,000(1)             -0-             4,000            *
      D. H. Yaeger..............................           5,462                -0-             5,462            *
      Stupp Bros., Inc..........................       1,155,000(3)             -0-         1,155,000         6.04%
      All directors and executive officers
        (19) as a group.........................                                            1,221,172         6.39%

---------
(1) Includes restricted, nonvested shares granted under the Restricted Stock Plan for Non-Employee Directors, as described in more detail on page 8.

(2)  Owned jointly with spouse.

(3) Stupp Bros., Inc. owns these 1,155,000 shares. Mr. Stupp is a Director and Executive Officer of Stupp Bros., Inc. and has a one-third interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc.

*    Less than one percent.

                       SUMMARY COMPENSATION TABLE

    The table that follows presents information about compensation for the chief executive officer and four other most highly compensated executive officers, as defined by the Securities and Exchange Commission, of the Company and its subsidiaries for the last three fiscal years.

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                 -----------------------
                                                                                   AWARDS
                                                 ANNUAL COMPENSATION             ----------     PAYOUTS
                                       --------------------------------------    SECURITIES   ----------
          NAME AND                                              OTHER ANNUAL     UNDERLYING      LTIP          ALL OTHER
   PRINCIPAL POSITION(1)       YEAR     SALARY    BONUS(2)    COMPENSATION(4)     OPTIONS     PAYOUTS(5)    COMPENSATION(6)
   ---------------------       ----    --------   --------    ---------------     -------     ----------    ---------------
D. H. Yaeger                   2003    $457,150   $159,300            -0-         $40,000        98,443           11,987
Chairman of the Board,         2002     419,400     25,000         15,000             -0-        95,093            9,527
President and CEO              2001     386,667        -0-         16,000             -0-        82,542            9,205

K. J. Neises                   2003     271,967     72,300            -0-          15,000        46,565           33,709
Executive Vice President--     2002     254,833        -0-            -0-             -0-        45,309           25,902
Energy & Administrative        2001     235,833        -0-            -0-             -0-        39,865           19,339
Services

R. E. Shively                  2003     246,333     39,900            -0-          15,000        10,050            1,301
Senior Vice President--        2002     240,000     50,000(3)      96,078             -0-         7,538              501
Business & Services            2001     171,304        -0-            -0-             -0-           -0-          139,167
Development

B. C. Cooper                   2003     216,433     26,400            -0-          10,000           -0-            1,781
Chief Financial Officer

M. C. Pendergast               2003     145,000     26,500            -0-           6,000           -0-            6,611
Vice President--Associate      2002     137,458        -0-            -0-             -0-           -0-            5,574
General Counsel                2001     129,486        -0-            -0-             -0-           -0-            5,296

---------
(1) Mr. Shively first joined the Company in January 2001 and Mr. Cooper first joined the Company in September 2002.

(2) Fiscal year 2003 was a transition period wherein four executive officers received a cash bonus awarded in January 2003 based upon their accomplishments in fiscal year 2002 prior to the implementation of the new management bonus plan, and one awarded in October 2003 under the new management bonus plan, based on fiscal year 2003 results. Under the new plan, the Compensation Committee will assess bonus plan performance immediately following the close of the fiscal year in October.

(3) This bonus reflects an employment bonus payable upon Mr. Shively's completion of one year of service with the Company.

(4) The amounts in this column reflect fees paid to Mr. Yaeger for attendance at Board of Directors and Board committee meetings. Effective October 1, 2002, these fees are no longer paid to directors who are also officers of the Company. For Mr. Shively, this column includes a $96,078 gross-up payment in fiscal year 2002 for taxes on his living and relocation expenses and fees incurred in fiscal year 2001.

(5) The amounts in this column reflect dividend equivalents paid under the incentive compensation plan to the named executive officer during the three most recent fiscal years. For a more detailed discussion of the plan, see the Long-Term Incentive Plan Table and discussion beginning on page 11.

(6) For 2003 this column includes (a) above-market interest on deferrals under the deferred income plan described on page 11 (Mr. Yaeger, $-0-; Mr. Neises, $7,774; Mr. Cooper, $-0-; Mr. Shively, $-0-; and Mr. Pendergast, $-0-); (b) above-market interest on deferrals under the deferred income plan II described on page 13 (Mr. Yaeger, $4,000; Mr. Neises, $17,986; Mr. Cooper, $987; Mr. Shively, $1,180; and Mr. Pendergast, $-0-); (c) matching contributions under the salary deferral savings plan, which was established under Section 401(k) of the Internal Revenue Code (Mr. Yaeger, $7,866; Mr. Neises, $7,828; Mr. Cooper, $673; Mr. Shively, $-0-; and Mr.
     Pendergast $6,490); and (d) the Company-paid premiums for supplemental travel and accident insurance for accidental death or dismemberment with benefits of up to $250,000 (approximately $121 for each named executive officer).

                      OPTION GRANTS IN FISCAL 2003

    This table shows all options to purchase our stock granted to each of our named executive officers in 2003 and the present value at the date of grant calculated using the binomial option pricing model. These options were granted under the Equity Incentive Plan approved by shareholders at the meeting in January 2003.

                                                      INDIVIDUAL GRANTS
                                 ------------------------------------------------------------
                                  NUMBER OF        PERCENT OF
                                 SECURITIES       TOTAL OPTIONS
                                 UNDERLYING        GRANTED TO
                                   OPTIONS        EMPLOYEES IN       EXERCISE      EXPIRATION        GRANT DATE PRESENT
            NAME                 GRANTED(1)        FISCAL YEAR        PRICE           DATE                VALUE(2)
            ----                 ----------       -------------      --------      ----------        ------------------
D. H. Yaeger.................      40,000             18.0%           $23.27         2/5/13               $173,200
K. J. Neises.................      15,000              6.8%           $23.27         2/5/13               $ 64,950
R. E. Shively................      15,000              6.8%           $23.27         2/5/13               $ 64,950
B. C. Cooper.................      10,000              4.5%           $23.27         2/5/13               $ 43,300
M. C. Pendergast.............       6,000              2.7%           $23.27         2/5/13               $ 25,980

---------
(1) Options vest in four equal annual installments, beginning on February 6, 2004.

(2) Calculated using binomial option pricing model with assumed 25% volatility, 4% risk-free rate, 5.7% dividend yield and 96 month expected life of options.

        TOTAL OPTIONS EXERCISED IN FISCAL 2003 AND YEAR-END VALUE

    This table gives information for options exercised by each of the named executive officers in fiscal 2003 and the value (stock price less exercise price) of the remaining options held by those executives at year-end, using the average ($27.325) of the high and low trading price of our common stock on September 30, 2003.

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                               OPTIONS HELD AT 9/30/03             AT 9/30/03
                                   SHARES ACQUIRED   VALUE    --------------------------   --------------------------
                                     ON EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
            NAME                         (#)          ($)         (#)           (#)            ($)           ($)
            ----                   ---------------  --------  -----------  -------------   -----------  -------------

D. H. Yaeger.................            -0-          -0-         -0-         40,000           -0-        $162,200
K. J. Neises.................            -0-          -0-         -0-         15,000           -0-         $60,825
R. E. Shively................            -0-          -0-         -0-         15,000           -0-         $60,825
B. C. Cooper.................            -0-          -0-         -0-         10,000           -0-         $40,550
M. C. Pendergast.............            -0-          -0-         -0-          6,000           -0-         $24,330

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    Under the long-term incentive plan, each participant may be granted a certain number of share units that are credited with quarterly dividend equivalent payments and an annual deferred compensation amount. The persons entitled to participate in the plan and the number of share units awarded to the participants is determined by the Compensation Committee and approved by the Board of Directors. Because the shareholders approved the equity incentive plan at the January 2003 annual meeting, the Board determined not to make any awards under this incentive plan. Those who had share units under the long-term incentive plan continue to receive dividend equivalent payments and earn an annual deferred compensation amount.

    The amount of dividend equivalent payments made to the named executive officers during the last fiscal year is disclosed in the "LTIP Payouts" column in the Summary Compensation Table. In addition, each year a deferred compensation adjustment is made with respect to each share unit outstanding at the end of the most recent fiscal year in an amount equal to the increase or decrease in the per share consolidated retained earnings for that year. During the fiscal year ended September 30, 2003, each share unit was credited $.48 as a deferred compensation amount. A participant forfeits all rights to the share units if his employment is terminated for any reason other than retirement, death, disability or resignation by the participant after a hostile change in control of the Company.

    For each share unit awarded to a participant prior to January 26, 1995, the participant or the participant's spouse, as the case may be, is entitled to receive all dividend equivalent payments and deferred compensation adjustments on each share unit during the participant's lifetime, and, after the participant's death, during the lifetime of the participant's spouse, regardless of the participant's age at retirement. For each share unit awarded after January 26, 1995, the participant or the participant's spouse is only entitled to receive the dividend equivalent payments and deferred compensation amounts if the participant retired after age 65 or retired before age 65 but, based on the participant's age at the time of the award, was employed by the Company after the date of the award of the share unit for the number of years set forth below:

                            NUMBER OF YEARS OF SERVICE
          AGE AT              REQUIRED FOLLOWING THE
      DATE OF AWARD             DATE OF SUCH AWARD
      -------------         --------------------------
61 and older..............              2
55-60.....................              4
54 and under..............              5

PENSION PLAN

    The table below shows estimated annual benefits payable at a normal retirement date under the employees' retirement plan and the supplemental retirement benefit plan.

                                            PENSION PLAN TABLE
                                ESTIMATED ANNUAL BENEFITS UPON RETIREMENT

                                                                       YEARS OF SERVICE
      AVERAGE FINAL                                  ----------------------------------------------------
      COMPENSATION                                      15         20         25         30         35
      -------------                                     --         --         --         --         --
      $150,000.................................      $ 43,378   $ 57,837   $ 72,296   $ 86,755   $101,215
       200,000.................................        59,128     78,837     98,546    118,255    137,965
       250,000.................................        74,878     99,837    124,796    149,755    174,715
       300,000.................................        90,628    120,837    151,046    181,255    211,465
       350,000.................................       106,378    141,837    177,296    212,755    248,215
       400,000.................................       122,128    162,837    203,546    244,255    284,965
       450,000.................................       137,878    183,837    229,796    275,755    321,715
       500,000.................................       153,628    204,837    256,046    307,255    358,465
       550,000.................................       169,378    225,837    282,296    338,755    395,215
       600,000.................................       185,128    246,837    308,546    370,255    431,965

    "Average final compensation" is the greater of: (a) the annual average of the highest compensation for 36 consecutive calendar months during the participant's last 120 months of service; and (b) the annual average of the highest compensation for three consecutive calendar years during the participant's last ten calendar years of service. Compensation used for pension formula purposes is the type of compensation included as "Salary" and "Bonus" in the Summary Compensation Table.

    Benefits shown in the table (the calculation of which, in some cases, takes into account the portion of average final compensation in excess of Social Security covered compensation, and, in other cases, is calculated after the deduction of Social Security offset amounts) assume retirement at age 65, the years of service shown, continued existence of the current plans without substantial change and payment in the form of a single life annuity. Years of service as of September 30, 2003 for the persons named in the Summary Compensation Table are as follows: D. H. Yaeger, 12 years;
R. E. Shively, 2 years; K. J. Neises, 19 years; B. C. Cooper, 1 year; and
M. C. Pendergast, 9 years.

OTHER PLANS

EXECUTIVE SALARY PROTECTION PLAN

    The executive salary protection plan entitles the designated beneficiaries of a participating executive officer to receive certain payments upon the executive officer's death. The amount of the payment is determined based upon the annual salary of the executive officer, whether the executive officer was actively employed or retired and the age of the executive officer, all as of the time of the executive officer's death.

MANAGEMENT CONTINUITY PROTECTION PLAN

    The management continuity protection plan entitles the participating officer to receive a lump sum payment if the executive officer's employment is terminated for any reason (other than death, disability or for actions involving moral turpitude) within 42 months, in the case of most officers, or 54 months, in the case of the president and any executive vice president, after a change in control of the Company. Each of the named executive officers, except Mr. Yaeger, participates in the plan. The amount of the payment is determined by multiplying the officer's average annual compensation for the five-year period preceding the termination by two, but the payment can be reduced depending upon the period of time that the officer remained employed following the change in control, and the number of months until the officer would attain the age of 65. Under the plan, a "change in control" is deemed to have occurred when any person becomes a beneficial owner, directly or indirectly, of the Company's outstanding securities representing:

    * more than 50% of the voting power of the Company; or

    * at least 30% but not more than 50% of the voting power of the Company and a majority of the outside members of the Board of Directors determine that a change in control has occurred.

DEFERRED INCOME PLAN II

    Directors, officers and certain key employees may defer income under the deferred income plan II in years in which the Board of Directors from time to time determines to open up the plan to allow deferrals during one or more succeeding annual periods and to allow new participants in the plan. Participants were allowed to make deferrals during the 2003 calendar year and will also be allowed to make deferrals during the 2004 calendar year. During each deferral period, a non-employee director participant may defer up to 100% of fees and retainers and an employee participant may defer up to 15% of his or her annual salary (excluding incentive compensation). The deferrals, along with earnings thereon at rates not to exceed the greater of: (i) six to nine percent per annum, depending on the circumstances; and (ii) the annual corporate bond rates specified in Moody's Investors Service plus one to three percent per annum depending on the circumstances, form the basis for certain benefits payable to the participant upon retirement, death or disability before retirement, or termination before age 55. In the event a participant, following a change in control, terminates his or her status as a director or employee for good reason, or is terminated without cause, such participant is entitled to receive a lump sum benefit in the amount equal to the greater of: (i) the present value of the account balance under the plan to which the participant would be entitled if he or she had continued to make deferrals during the remainder of the annual deferral period and if he or she had terminated his or her status as a director or employee after reaching normal retirement age (for this purpose, age 70 for all directors, and age 65 for all other participants); and (ii) the amount of the participant's account balance. Prior to this plan, there was a deferred income plan (Deferred Income Plan I) that was closed to participation after 1990. The Deferred Income Plan I had similar terms except the earnings on deferrals could not exceed the greater of (i) twelve percent per annum and (ii) the annual corporate bond rates specified in Moody's Investors Services plus four percent per annum.

SEVERANCE BENEFITS AGREEMENT

    Mr. Yaeger has a separate severance benefits agreement that provides him with certain benefits payable upon the termination of his employment. The agreement is set to expire in March 2004. This agreement supersedes the management continuity protection plan and any provision of any other plan that is inconsistent with the agreement.

    Under the severance benefit agreement, if, prior to a change in control of the Company, Mr. Yaeger's employment is terminated without cause or if he resigns for good reason, he is entitled to receive the following benefits:

    * a lump sum payment equal to 18 times his then monthly base salary;

    * a lump sum payment equal to the present value of the pension benefits under the retirement plan and supplemental retirement benefit plan;

    * a lump sum payment equal to the present value of any vested post-retirement benefits;

    * full retiree coverage under the health insurance plan and other welfare benefit plans as if he had retired as of the date of termination; and

    * a payment equal to the amount of any excise tax (and income tax on these additional amounts) paid by Mr. Yaeger on any excess parachute payments.

    If, after a change in control of the Company, Mr. Yaeger's employment is terminated without cause or he resigns for any reason, he is entitled to receive the following benefits:

    * a lump sum payment equal to 36 times his then monthly base salary, reduced according to the number of months beyond six full calendar months after the change in control that he remained employed;

    * a lump sum payment equal to the present value of the pension benefits under the retirement plan and supplemental retirement benefit plan;

    * a lump sum payment equal to the present value of any post-retirement benefits, with all benefits being treated as if they were fully vested;

    * full retiree coverage under the health insurance plan and other welfare benefit plans as if he had retired as of the date of termination; and

    * a payment equal to the amount of any excise tax (and income tax on these additional amounts) paid by Mr. Yaeger on any excess parachute payments.

    If Mr. Yaeger's employment is terminated for cause at any time before or after a change in control, he will not be entitled to any benefits under the severance benefit agreement. If Mr. Yaeger dies while the agreement is still in effect, the agreement will terminate except as to any amounts that may have become payable as a result of the termination of his employment before his death.

    In consideration of the benefits granted to Mr. Yaeger under the agreement, he is restricted from competing with the Company under certain circumstances and from disclosing confidential information concerning the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S OR LACLEDE GAS' FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE COMPENSATION REPORT REGARDING EXECUTIVE COMPENSATION, PERFORMANCE GRAPH AND AUDIT COMMITTEE REPORT CONTAINED IN THIS PROXY STATEMENT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT REGARDING EXECUTIVE COMPENSATION

    The compensation committee of the Board of Directors ("Committee") administers the executive compensation program and assists the Board in its responsibility relative to the compensation of the Chief Executive Officer (CEO) and other officers. After review and approval by the Committee, all material issues relating to executive compensation are submitted to the Board for consideration and approval, with CEO compensation approved by the independent members of the Board.

    The philosophy of the Committee is that the CEO and other officers should be compensated at levels designed to attract, motivate, and retain talented executives who are capable of leading the Company in achieving its business objectives in an environment of increasing complexity, competition, and change; to promote and reward excellent performance; and to encourage management development.

    In September 2002, the Committee recommended, and the Board approved, three programs, which are discussed below: (1) an improved base salary program; (2) a new management bonus plan; and (3) a new equity incentive plan. These programs were the result of a comprehensive review during fiscal year 2002 of the Company's compensation programs by the Committee, with the assistance of an outside consultant, to better link executives' interests with those of shareholders as well as to attract, retain and motivate those employees upon whose judgment, initiative and effort the Company depends for its continued success, growth and development. In January 2003, the Company's shareholders approved the equity incentive plan.

BASE SALARY

    Base salaries are reviewed on a regular basis and may be adjusted annually. They may also be adjusted to recognize promotions and assignment of increased responsibilities. With regard to the CEO and officers, the Committee considers: (1) the CEO's recommendations as to compensation for all other officers; (2) the scope of responsibility, experience and individual performance; (3) internal fairness and equity among positions held by each officer; (4) general cognizance of pay practices of major companies within the St. Louis region as well as within the industry for executives of comparable responsibility; and (5) corporate performance. Evaluation of corporate performance in fiscal year 2002 took into account the significant effects of weather and other unusual events on the Company's earnings per share and other financial and operating results as compared to corporate budgeted levels as well as specific accomplishments. Under the new base salary program, which took effect October 1, 2002, the Committee approves the salaries of officers based on the individual's achievement of predetermined individual performance objectives, market-based salary ranges and a matrix that establishes potential salary increases dependent upon the executive's placement within the salary grade as well as the executive's level of performance. The base salaries of officers were adjusted effective February 1, 2003.

MANAGEMENT BONUS PLAN

    The new management bonus plan's inaugural year was based on fiscal year 2003 performance. This plan allows officers and select key contributors the opportunity to earn cash bonuses based on the attainment of corporate goals as well as individual business objectives. The award guidelines will phase in over a three-year period. For fiscal year 2003, the Committee approved the corporate and individual performance objectives with associated thresholds and pre-set ranges for approximately 27 employees. For 2003, the key performance indicators for the corporate objectives were based on earnings per share, the customer satisfaction ranking derived from an annual survey by J. D. Power & Associates and the aggregate attainment level of all participants' individual objectives. The Committee assessed the extent to which the corporate objectives and individual objectives were met and determined the level of bonuses, which were awarded in October 2003.

    In January 2003, prior to the implementation of the new management bonus plan mentioned above, four executives were awarded cash bonuses based on their fiscal year 2002 accomplishments. Fiscal year 2003 was a transition period wherein these four key contributors received one cash bonus based on their fiscal year 2002 achievements and one based on fiscal year 2003 results. Under the new plan, the Committee will assess bonus plan performance immediately following the close of the fiscal year in October.

EQUITY INCENTIVE PLAN

    The Committee also decided to award non-qualified stock options ("NQSOs") under the equity incentive plan, which was approved by shareholders on January 30, 2003, to executives and other key personnel. The NQSOs have a ten-year term and vest in equal installments over four years, although the options may vest earlier if a participant is terminated without cause within two years after a change in control. On February 5, 2003, the Committee granted NQSOs to purchase 221,500 shares to 51 participants.

CEO COMPENSATION

    In determining the total compensation package of the CEO for 2003, the Committee considered the CEO's performance in meeting goals and objectives, awards granted to the CEO in prior years and awards granted to other CEOs at comparable companies. In January 2003, the Committee reviewed the Company's performance in fiscal year 2002, noting Mr. Yaeger's leadership in: (1) the successful settlement of the rate case filed in 2002 that included a rate design to reduce the weather-sensitivity of the Company's utility earnings, (2) the development and implementation of risk management strategies at the gas utility to deal with the volatility of gas prices, (3) modifications successfully made to maintain adequate gas supplies in a tumultuous natural gas trading and marketing environment, (4) the integration of SM&P Utility Resources, Inc., and (5) the ongoing commitment to implement best practices in corporate governance. In January 2003, the Board of Directors, after considering the various factors and accomplishments described above, granted Mr. Yaeger an increase in base salary, a cash bonus and awarded him NQSOs for 40,000 shares under the equity incentive plan. Under the new management bonus plan, Mr. Yaeger was awarded a cash bonus based on fiscal year 2003 performance in October 2003.

                                          Compensation Committee
                                          Robert P. Stupp, Chairman
                                          Arnold W. Donald
                                          C. Ray Holman
                                          William E. Nasser

PERFORMANCE GRAPH

    The following performance graph compares the performance of The Laclede Group's common stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Utilities Index for The Laclede Group's last five fiscal years. The graph assumes that the value of the investment in The Laclede Group's common stock and each index was $100 at September 30, 1998, and that all dividends were reinvested. The information contained in this graph is not necessarily indicative of future performance.

              COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
             LACLEDE GAS COMPANY, S&P 500, AND S&P UTILITIES



                                 [GRAPH]



                       1998             1999             2000             2001             2002             2003
    Laclede          $100.00          $104.52          $105.96          $124.41          $127.73          $156.22
    S&P 500          $100.00          $127.80          $144.78          $106.24          $ 84.48          $105.08
 S&P Utilities       $100.00          $ 98.23          $140.82          $105.28          $ 68.00          $ 83.41

                               PROPOSAL 2
      RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, recommends that you ratify the appointment of Deloitte & Touche LLP, certified public accountants, to audit the books, records and accounts of The Laclede Group and its subsidiaries for the fiscal year ending September 30, 2004. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
               THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
                     INDEPENDENT PUBLIC ACCOUNTANTS

                              OTHER MATTERS

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

    Under the rules of the Securities and Exchange Commission, shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2005 must be received by the corporate secretary of The Laclede Group at its principal office at 720 Olive Street, St. Louis, Missouri 63101 by August 24, 2004.

    Also, the procedures to be used by shareholders to recommend nominees to the Corporate Governance Committee are outlined on page 2 of this proxy statement. If a shareholder seeks to nominate a person or make a shareholder proposal from the floor of the annual meeting in January 2005, notice must be received by the corporate secretary at the Company's principal executive offices no later than November 28, 2004 and not before October 29, 2004 (not less than 60 days nor more than 90 days prior to January 27, 2005). Also, such proposal must be, under law, an appropriate subject for shareholders action to be brought before the meeting.

    The chairman of the Board may refuse to allow the transaction of any business or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the bylaws of The Laclede Group.

PROXY SOLICITATION

    We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired Morrow & Co. to assist us in the solicitation of proxies for a fee of $6,000 plus expenses for those services.

                                                               APPENDIX A

                         THE LACLEDE GROUP, INC.
                         AUDIT COMMITTEE CHARTER

         (AS AMENDED BY THE BOARD OF DIRECTORS ON JULY 24, 2003)

PURPOSE

    The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling the Board's oversight responsibilities with respect to the quality and integrity of the Company's financial statements, financial reporting process, and systems of internal controls regarding finance, accounting, legal and regulatory compliance. The Committee also assists the Board in monitoring the independence and performance of the Company's independent auditors, the performance of the Internal Audit department and the operation of ethics programs as established by management and the Board.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as all books, records, facilities and personnel of the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

COMPOSITION

    The Audit Committee shall consist of at least three (3) Directors. Members of the Committee shall be appointed annually by the Chairman of the Board of Directors subject to the approval of the full Board of Directors. Committee members shall satisfy the Audit Committee member requirements of the New York Stock Exchange, Inc. and the federal securities laws, as such requirements are interpreted by the Board of Directors in its business judgment, including that: 1) each member is independent of management and the Company and free from any relationship that would interfere with the exercise of independent judgment as a Committee member, 2) each member is financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, 3) at least one member shall be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and 4) at least one member (who may also serve as the audit committee financial expert) has accounting or related financial management expertise, as defined by the New York Stock Exchange Listing Standards. The duly appointed members of the Audit Committee shall serve until replaced. The Chief Executive Officer of the Company and/or his or her representative may participate in meetings but is not a voting member.

QUORUM

    A majority of the members of the Committee shall constitute a quorum.

MEETINGS

    The Committee shall meet at least four times per year and at such other times as the Committee deems necessary, upon the call of the Chairman of the Board or the Chairman of the Audit Committee. The Chairman of the Audit Committee will establish the agenda for each meeting. Appropriate members of management and representatives of the independent auditing firm retained by the Company will be invited to attend meetings of the Committee as requested by the Audit Committee Chairman. At least twice each year, management, the independent auditors and the Company's senior internal audit executive will each meet separately in executive session with the Committee to discuss any matters that the Committee or any of these groups believes should be discussed.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

    The primary function of the Audit Committee is oversight. The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing a proper audit of the Company's annual financial statements. The independent auditors are also responsible for performing reviews of the Company's quarterly financial statements prior to the filing of each quarterly report with the Securities and Exchange Commission (SEC) on Form 10-Q. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

    In fulfilling the Audit Committee's responsibilities hereunder, it is recognized that members of the Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. As such, the Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent auditors' work. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside of the Company from which it receives information and
(ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

    In carrying out its oversight responsibilities, the Committee shall perform the following functions:

OVERSIGHT OF THE INDEPENDENT AUDITORS

    A. Directly appoint, retain, compensate, evaluate, and terminate the Company's independent auditors; and recommend to the Board of Directors a public accounting firm to be placed in nomination for shareowner ratification as the Company's independent auditors for the ensuing year.

    B. Instruct the independent auditors that they are ultimately accountable to the Board of Directors and Audit Committee.

    C. Review the scope and staffing of the annual audit of the Company's financial statements.

    D. Review the fees paid to the independent auditors for audit and other significant non-audit services. Consider whether the provision of these other non-audit services is compatible with maintaining the independent auditors' independence.

    E. Pre-approve all audit services and permitted non-audit services to be performed by the Company's independent auditors and establish policies and procedures related to the engagement of the independent auditor for such services.

    F. Receive the independent auditors' annual written statement of independence delineating the relationships between the independent auditors and the Company consistent with Independence Standards Board Statement No. 1; discuss with the independent auditors the scope of any relationships or services disclosed in the annual statement of independence that may impact the independent auditors' objectivity and independence; and if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action in response to the independent auditors' statement to satisfy the Board of the auditors' independence.

    G. Receive and review annually reports from the independent auditors describing (a) the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and
       (b) other required reports from the independent auditor; and (c) all relationships between the independent auditor and the Company.

    H. Review with the independent auditor any audit problems or difficulties and management's response.

OVERSIGHT OF THE INTERNAL AUDITORS

    A. Review and approve the scope of the annual audit plan, adequacy of resources and organizational structure of the internal audit department.

    B. Review the appointment and replacement of the senior internal audit executive.

    C. Review, as appropriate, significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

    D. Discuss with the Company's General Counsel those legal and regulatory matters involving the Company that may have a material impact on the Company's financial statements.

OVERSIGHT OF MANAGEMENT'S FINANCIAL REPORTING PROCESS

    A. Review the results of the annual audit of the Company's financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management, the independent auditors and internal auditors prior to filing or distribution. Discuss the nature of any significant changes, adjustments, reclassifications, or disclosures proposed by the independent auditors and the judgment of the independent auditors concerning the quality of the Company's accounting principles and underlying financial estimates.

    B. Review with financial management and the independent auditors the Company's quarterly financial results, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to the filing of Form 10-Q. The Chairman of the Committee may represent the entire Committee for purposes of this review.

    C. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Chairman of the Committee may represent the entire Committee for purposes of this review. These requirements may be met with general discussions of the types of information to be disclosed and the type of presentation to be made. Advance discussions prior to each earnings release or analyst presentation is not required.

    D. Discuss with the CEO, CFO, and independent auditors any matters brought to the attention of the Committee by the CEO/CFO as required pursuant to their certifications under SEC Exchange Act Rules 13a-14 and 15d-14. These matters would include 1) any significant deficiencies in the design or operations of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and have identified for the Company's independent auditors any material weaknesses in internal controls; and 2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

    E. Discuss certain matters, if any, required to be communicated to the Committee by the independent auditors in accordance with Statement on Auditing Standards No. 61.

    F. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with the procedures set forth in
       Section 10A of the Securities Exchange Act of 1934, as amended.

    G. In consultation with management, the independent auditors and the internal auditors, consider the adequacy and integrity of the Company's financial reporting processes and internal controls. Discuss policies with respect to risk assessment and risk management, as well as significant financial risk exposures and actions that management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management's responses.

    H. Based upon the reviews and discussions with management, the independent auditors and internal auditors, recommend to the Board of Directors whether the audited financial statements should be included in the Company's annual Form 10-K.

OTHER DUTIES AND RESPONSIBILITIES

    A. Annually review, with the assistance of the internal auditors, the Company's Code of Business Conduct and report on such review to the Company's full Board of Directors.

    B. Prepare the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement to shareholders.

    C. Conduct an annual performance self-evaluation of the Audit Committee. Annually review and reassess the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board of Directors for approval. Ensure that the Audit Committee Charter is published in the Company's proxy at least every three years in the accordance with SEC regulations.

    D. Establish policies and procedures for the receipt, retention, and treatment of complaints from Company employees regarding the Company's accounting, internal accounting controls, or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

    E. Establish policies related to the hiring of employees or former employees of the Company's independent auditor.

    F. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

    G. Report to the Board of Directors after each Audit Committee meeting.

                           The Laclede Group, Inc.
                              720 Olive Street
                        Saint Louis, Missouri, 63101

                              December 19, 2003

To our shareholders:

     We are pleased to invite you to our annual meeting of shareholders to be held on January 29, 2004 at 10:00 a.m. at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri.

     Every vote is important. You can vote in one of three ways: use the toll-free number shown on your proxy card, visit the website shown on your proxy card to vote via the Internet, or mark, sign, date and promptly return the proxy card in the enclosed postage-paid envelope. We ask that you please vote your proxy--even if you plan to attend the meeting.

     At this year's meeting, we are seeking your vote for the election of three directors and the ratification of appointment of independent accountants. Both of these proposals are described in the enclosed proxy statement.

     If you plan on attending the meeting and you are a shareholder of record, you may attend the annual meeting by checking in with our representatives at the desk outside the meeting room. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must show proof of ownership of our common stock at the desk.

     We thank you in advance for your vote this year.

                                            Sincerely,

                                            /s/ Douglas H. Yaeger

                                            Douglas H. Yaeger
                                            Chairman of the Board, President
                                            And Chief Executive Officer


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

-------------------------------------------------------------------------------

                            THE LACLEDE GROUP, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 29, 2004

                            YOUR VOTE IS IMPORTANT!

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Mary C. Kullman, Barry C. Cooper, Douglas H. Yaeger, and each of them, as the undersigned's proxies (with power of substitution), to represent and to vote at the annual meeting of shareholders of The Laclede Group, Inc. to be held January 29, 2004 at 10:00 a.m., at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri, and at any adjournment(s) or postponement(s) thereof, subject to the directions designated below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL
BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THEIR DISCRETION, THE PROXIES
ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

COMMENTS:
         -------------------------------------------------------------------

         -------------------------------------------------------------------

         -------------------------------------------------------------------
                 (If you noted any comments above, please mark the
                       corresponding box on the reverse side.)

                           (TO BE SIGNED ON REVERSE SIDE)

-------------------------------------------------------------------------------

[THE LACLEDE GROUP LOGO]               VOTE BY INTERNET-www.proxyvote.com
THE LACLEDE GROUP, INC.                Use the Internet to transmit your voting
C/O UMB BANK - NA                      instructions and for electronic delivery
928 GRAND BOULEVARD, 13TH FLOOR        of information up until 11:59 P.M.
KANSAS CITY, MO 64106                  Eastern Time the day before the cut-off
                                       date or meeting date. Have your proxy
                                       card in hand when you access the web
                                       site and follow the instructions to
                                       obtain your records and to create an
                                       electronic voting instruction form.

                                       VOTE BY PHONE - 1-800-690-6903
                                       Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                       Your Internet and telephone votes
                                       authorize the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

                                       VOTE BY MAIL
                                       Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Laclede Group, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                         IF YOU VOTE BY INTERNET OR TELEPHONE,
                                        PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                                                THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                    LACGRP   KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                            DETACH AND RETURN THIS PORTION ONLY
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
-------------------------------------------------------------------------------
THE LACLEDE GROUP, INC.

    1. Election of directors: 01) Dr. Henry Givens, Jr.  FOR  WITHHOLD  FOR ALL
                                                         ALL     ALL    EXCEPT
                              02) Mary Ann Van Lokeren
                                                         / /     / /      / /
                              03) Douglas H. Yaeger

       To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

       ----------------------------------------------------

                                                          FOR  AGAINST  ABSTAIN
    VOTE ON PROPOSAL

    2. Ratification of the appointment of Deloitte
       & Touche LLP as independent auditors.              / /    / /      / /



    Please date and sign exactly as your name appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, sign in partnership name by authorized person.

       For comments, please check this box and
       write them on the back where indicated. / /


---------------------------------------  --------------------------------------

---------------------------------------  --------------------------------------
Signature [PLEASE SIGN WITHIN BOX] Date  Signature (JOINT OWNERS)          Date

-------------------------------------------------------------------------------

                                   APPENDIX


     Page 16 of the printed proxy statement contains a Stock Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.